EXHIBIT 99.1

Employment Agreement

THIS EMPLOYMENT AGREEMENT (“Employment Agreement”), dated June 1, 2005, is by and between Foundation Coal Corporation, a Delaware corporation (the “Company”), and Kurt D. Kost (the “Key Manager”).

WITNESSETH THAT

WHEREAS, the Company considers it essential to its success to foster the continued employment of key management personnel; and

WHEREAS, the Company further wishes to provide for the continued employment by the Company or its affiliates of the Key Manager, and the Key Manager wishes to serve the Company and its affiliated entities in the capacities and on the terms and conditions set forth in this Employment Agreement; and

WHEREAS, this Employment Agreement is the entire agreement between the parties concerning the subject matter hereof and supersedes and terminates any prior oral representations;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Key Manager hereby agree as follows:

1.                                       Employment Period  Subject to the right to terminate as provided herein, the Company or one of its affiliates shall employ the Key Manager, and the Key Manager shall serve said employer, on the terms and conditions set forth in this Employment Agreement, commencing on the date above written (the “Effective Date”) and continuing until May 31, 2008 (“Employment Period”).  The Company shall give written notice to the Key Manager by September 1, 2007 regarding renewal to the Employment Agreement.  Any notice of non-renewal given by the Company shall not result in a termination during the Employment Period for purposes of Section 5(a) hereof.

2.                                       Position and Duties  During the Employment Period, the Key Manager shall serve as Vice President Process Management of the Company or one of its affiliates.  The Key Manager’s responsibilities as Vice President Process Management shall include those currently performed for the Company’s and its subsidiaries’ businesses.  The Key Manager shall serve with such duties and responsibilities as Key Manager currently holds and as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by his supervisor.

3.                                       Compensation

(a)                                  Annual Base Salary  During the Employment Period, the Key Manager shall receive an annual base salary of not less than $200,000 (“Annual Base Salary”).  The Annual Base Salary shall be payable in accordance with the Company’s regular payroll practice, as in effect from time to time.  During the Employment Period, the Annual Base Salary shall be reviewed at least annually under the salary administration program by Key Manager’s supervisor and may be increased, but not decreased.

(b)                                 Benefits and Incentive Compensation  Key Manager shall be eligible to participate in bonus and incentive compensation plans, policies, and arrangements, retirement plans, savings plans, deferred compensation plans, and health and welfare benefit plans, in each case as they may be provided by the Company, provided, that the Company is under no obligation to provide any specific level of discretionary awards or benefits.  This Employment Agreement does not modify the terms of any plans or other agreements in place to provide the Key Manager such other benefits, and the terms of those plans or agreements shall be controlling over this Employment Agreement in the event of any conflict.   The target annual bonus for Key Manager shall be as set forth below:

Company Performance	Company	Department	Individual	Total

125% of Target	37.5%	18.75%	18.75%	75%
100% of Target	25%	12.5%	12.5%	50%
85% of Target	12.5%	6.25%	6.25%	25%
<85% of Target	0%	0%	0%	0%

Straight line interpolation between each percentage except that there is no interpolation for a Company bonus if <85% of Target.

The Performance Targets will be established annually between the Company and Key Manager pursuant to the Company’s Performance Development System.

4.                                       Termination of Employment

(a)                                  Death or Disability  The Key Manager’s employment shall terminate automatically upon the Key Manager’s Death.  For purposes of the Company’s obligation, the date of Death shall be the Date of Termination.  The Company shall be entitled to terminate the Key Manager’s employment because of the Key Manager’s Disability during the Employment Period.  The Disability of the Key

Manager shall be determined in accordance with the Company’s long-term disability plan in effect from time to time.

(b)                                 By the Company

(i)                                     The Company may terminate the Key Manager’s employment during the Employment Period for Cause or without Cause, and

(ii)                                  “Cause” means,

(A) the Key Manager’s conviction or plea of nolo contendere to a felony, or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud,

(B) the continued and willful, intentional or grossly negligent failure by the Key Manager to substantially perform the Key Manager’s duties hereunder, or

(C) the willful, intentional or grossly negligent conduct of the Key Manager which is demonstrably and materially injurious to the Company and its affiliates taken as a whole, monetarily or otherwise.

For purposes of this subparagraph (ii), no act, or failure to act, on the Key Manager’s part shall be deemed willful, intentional or grossly negligent if the Key Manager acted in good faith and in a manner that the Key Manager reasonably believed to be in or not opposed to the best interests of the Company.

(c)                                  Due to Change of Control

(i)                                     A Change of Control occurs with the Company or any affiliate thereof which then employs Key Manager at any time during the Employment Period.

(ii)                                  For purposes of this Agreement, “Change of Control” shall mean an event of merger, consolidation, sale, joint venture, partnership, or other business arrangement with a third party whereby the Key Manager is not offered a position after such a transaction that is comparable to Key Manager’s position with the Company and with at least the same Annual Base Salary, target bonus, long-term incentive award levels and other benefits (other than such changes in benefits applicable to employees generally) as were in effect for the Key Manager immediately preceding the Change of Control.

(d)                                 Termination Procedures

(i)                                     Notice of Termination  Any purported termination of the Key Manager’s employment by the Company (other than by reason of Death or the expiration of the Employment Period) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 11(b) hereof.  For purposes of this Employment Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and, in the case of a termination for Disability or Cause, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Key Manager’s employment.

(ii)                                  Date of Termination  Except as otherwise provided in Section 10(c) of this Employment Agreement, “Date of Termination,” with respect to any purported termination of the Key Manager’s employment during the Employment Period (other than for Death), shall mean the date specified in the Notice of Termination.

(iii)                               No Waiver  The failure to set forth any fact or circumstance in a Notice of Termination shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from assertion, such fact or circumstance in an attempt to enforce any right under or provision of this Employment Agreement.

5.                                       Obligations of the Company upon Termination

(a)                                  Payments and Benefits Upon Termination By the Company Other than for Cause or Death or Disability  If, during the Employment Period, the Company terminates the Key Manager’s employment other than for Cause or Death or Disability, the Company shall pay to the Key Manager in a lump sum in cash within thirty (30) days after the Date of Termination, the greater of the following amounts calculated in (i) or (ii) below,

(i)                                     the sum of (A) any portion of the Key Manager’s Annual Base Salary through the Employment Period not adjusted for merit increases; (B) with respect to any annual bonus plan contemplated under Section 3(b) of this Employment Agreement, an amount representing the target annual bonus for the remainder of the Employment Period; (C) any compensation previously deferred by the Key Manager (together with any accrued interest or earnings thereon) that has not yet been paid; and (D) any accrued but unpaid incentive compensation and vacation pay; or

(ii)                                  any severance payments due the Executive under the Company Severance Program in effect at the time of Termination (the “Severance Program”);

provided, however, that there shall be no duplication of payments under this Employment Agreement, the Severance Program and any other severance obligation of the Company, and the payment under this Section 4(a) shall be offset by any amount otherwise payable under any such agreement, program or obligation and any payment in lieu of notice of termination of employment required by federal, state or local law.  After payment of the above amount, the Company shall have no further obligations under this Employment Agreement, the Severance Program or any other severance obligation of the Company; provided however, the Key Manager shall be entitled to all vested benefits under any welfare or benefit plan applicable to employees and available after termination.

(b)                                 Payments and Benefits Upon Death or Disability  If the Key Manager’s employment is terminated by reason of the Key Manager’s Death or Disability during the Employment Period, the Company shall pay to the Key Manager or, in the case of the Key Manager’s Death, to the Key Manager’s designated beneficiaries (or, if there is no such beneficiary, to the Key Manager’s estate or legal representative) in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts,

(i)                                     any portion of the Manager’s Annual Base Salary through the Date of Termination that has not yet been paid,

(ii)                                  with respect to any annual bonus plan contemplated under Section 3(b) of this Employment Agreement, an amount representing the target annual bonus for the year in which the Date of Termination occurs, computed by taking the target level and multiplying that amount by the Annual Base Salary multiplied by a fraction, the numerator of which is the number of days in such period through the Date of Termination and the denominator of which is the total number of days in the relevant period,

(iii)                               any compensation previously deferred by the Key Manager (together with any accrued interest or earnings thereon) that has not yet been paid, and

(iv)                              any accrued but unpaid incentive compensation and vacation pay; and the Company shall have no further obligations under this Employment Agreement, except as specified in Section 6 below.

(c)                                  Payments and Benefits By the Company for Cause  If the Key Manager’s employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Key Manager the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Key Manager (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have not further obligations under this Employment Agreement, except as specified in Section 6 below.

6.                                       Non-Exclusivity of Rights  Except as otherwise expressly provided in this Employment Agreement, nothing in this Employment Agreement shall prevent or limit the Key Manager’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Key Manager may qualify, provided that any such plan, program or policy may be amended or terminated by the Company in its sole discretion.  Vested benefits and other amounts that the Key Manager is otherwise entitled to receive under any other plan, policy, practice, or program of the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice or program (subject to the Company’s right to amend such terms), as the case may be, except as explicitly modified by this Employment Agreement.

7.                                       Full Settlement  The Company’s obligation to make the payments provided for in, and otherwise to perform its obligation under, this Employment Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Key Manager or others.  In no event shall the Key Manager be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Key Manager under any of the provisions of this Employment Agreement and the amount of any payment or benefit provided for in this Employment Agreement shall not be reduced by any compensation earned by the Key Manager as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Key Manager to the Company or otherwise.

8.                                       Confidential Information

(a)                                  The Key Manager shall hold in a fiduciary capacity for the benefit of the Company and its affiliates all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Key Manager obtains during the Key Manager’s employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Key Manager’s violation of this Section 8) (“Confidential Information”).  The Key Manager shall not communicate, divulge, or disseminate Confidential Information at any time during or after the Key Manager’s employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.  In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Key Manager under this Employment Agreement.

(b)                                 The Key Manager acknowledges that if the Key Manager shall breach or threaten to breach paragraph (a) of this Section 8, the damages to the Company and its affiliates may be substantial, although difficult to ascertain, and money damages will not afford the Company and its affiliates an adequate remedy.  Therefore, if the paragraph (a) of the Section 8 is violated, in whole or in part, the Company and its affiliates shall be entitled to specific performance and injunctive relief, without prejudice to other remedies the Company and/or its affiliates may have at law or in equity.

9.  Non-Competition  Key Manager acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly, as partial consideration for the Company entering into this Employment Agreement, agrees as follows:

(a)  During the Employment Period, if the Key Manager ceases to be employed by the Company for any reason, other than due to Company’s failure to renew the Employment Period pursuant to Section 1, the Key Manager will not, whether on Key Manager’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any customer of the Company or prospective customer of the Company:

(i)  with whom Key Manager had personal contact or dealings on behalf of the Company during the two year period preceding Key Manager’s termination of employment;

(ii)  with whom employees reporting to Key Manager have had personal contact or dealings on behalf of the Company during the two year immediately preceding Key Manager’s termination of employment; or

(iii)  for whom Key Manager had direct or indirect responsibility during the two year immediately preceding Key Manager’s terminate of employment.

(b)  During the Employment Period, Key Manager will not directly or indirectly:

(i)  engage in any coal-related business that competes with the business of the Company or its affiliates (including, without limitation, businesses which the Company or its affiliates have specific plans to conduct in the future and as to which Key Manager is aware of such planning) in the United States (a “Competitive Business”);

(ii)  enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business;

(iii)  acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(iv)  interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of the Agreement) between the Company or any of its affiliates and customers, clients, suppliers’ partners, members or investors of the Company or its affiliates.

(c)  Notwithstanding anything to the contrary in this Employment Agreement, Key Manager may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or affiliates which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Key Manager (i) is not a controlling person of, or a member of a group which controls, such Person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(d)  During the Employment Period or for one (1) year following any Date of Termination, if the Key Manager ceases to be employed by the Company, Key Manager will not, whether on Key Manager’s own behalf or on behalf of or in conjunction with any Persons, directly or indirectly:

(i)  solicit or encourage any employee of the Company or its affiliates to leave the employment of the Company or its affiliates; or

(ii)  hire any such employee who was employed by the Company or its affiliates as of the date of Key Manager’s termination of employment with the Company or who left the employment of the Company or its affiliates coincident with, or within one year prior to or after, the termination of Key Manager’s employment with the Company.

(e)  During the Employment Period or for one (1) year following any Date of Termination, Key Manager will not, directly or indirectly, solicit or encourage to cease to work with the Company or its affiliates any consultant then under contract with the company or its affiliates.

(f)  It is expressly understood and agreed that although Key Manager and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is unenforceable restriction against Key Manager, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.  Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

10.                                 Successors

(a)                                  This Employment Agreement is personal to the Key Manager and, without the prior written consent of the Company, shall not be assignable by the Key Manager otherwise than by will or the laws of descent and distribution.  This Employment Agreement shall inure to the benefit of and be enforceable by the Key Manager’s legal representatives.  If the Key Manager shall die while any amount would still be payable to the Key Manager hereunder had the Key Manager continued to live (other than amounts which by their terms, terminate upon the death of the Key Manager), then all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Employment Agreement to the executors, personal representatives or administrators of the Key Manager’s estate.

(b)                                 This Employment Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)                                  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place.  Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of this Employment Agreement and shall entitle the Key Manager to compensation from the Company as if the he were terminated without cause.  For purposes of implementing the foregoing, the date on which any such succession becomes effective shall be treated as the Date of Termination and shall entitle the Key Manager to compensation from the Company.  As used in this Employment Agreement, “Company” shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Employment Agreement, by operation of law or otherwise.

11.                                 Miscellaneous

(a)                                  This Employment Agreement shall be governed by, and construed in accordance with, the laws of Maryland, without reference to principles of conflict of laws.  The captions of this Employment Agreement are not part of the provisions hereof and shall have no force or effect.  This Employment Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  Any action by the Company to amend or modify this Employment Agreement must be approved by the President of Foundation Coal Corporation.

(b)                                 All notices and other communications under this Employment Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Key Manager:

Foundation Coal Corporation

999 Corporate Boulevard, Suite 300

Linthicum, Maryland 21090

If to the Company:

Foundation Coal Corporation

Attention:  General Counsel

999 Corporate Boulevard, Suite 300

Linthicum, Maryland 21090

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 11.

(c)                                  The invalidity or unenforceability of any provision of this Employment Agreement shall not affect the validity or enforceability of any other provision of this Employment Agreement.  If any provision of this Employment Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Employment Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

(d)                                 Notwithstanding any other provision of this Employment Agreement, the Company may withhold from amounts payable under this Employment Agreement all federal, state, local, and foreign taxes that are required to be withheld by applicable laws or regulations.  All cash amounts required to be paid hereunder shall be paid in United States dollars.

(e)                                  The Key Manager’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Employment Agreement shall not be deemed to be a waiver of such provisions or right of any other provision of or right under this Employment Agreement.

(f)                                    The rights and benefits of the Key Manager under this Employment Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, executions or other legal or equitable process except as required by law.  Any attempt by the Key Manager to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void.  Payments hereunder shall not be considered assets of the Key Manager in the event of insolvency or bankruptcy.  The obligations of the Company and the Key Manager under this Employment Agreement, which by their nature may require either partial or total performance after the expiration of the term of this Employment Agreement shall survive such expiration.

(g)                                 This Employment Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Key Manager has hereunto set the Key Manager’s hand and the Company has caused this Employment Agreement to be executed in their name on their behalf, all as of the day and year first above written.

COMPANY

By:	/s/ James F. Roberts
James F. Roberts
President/CEO

KEY MANAGER

By:	/s/ Kurt D. Kost
Kurt D. Kost
Vice President Process Management